UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2014

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Fashion Island Boulevard, Suite 700 San Mateo, CA	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 472-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 25, 2014, RingCentral, Inc., a Delaware corporation (“RingCentral,” “we,” “us,” or “our”) entered into a lease agreement with Helen M. Raiser, Trustee of the JHR Marital Trust under Trust Agreement dated October 2, 1969, as amended, Helen M. Raiser, Trustee of the JHR Bypass Trust under Trust Agreement dated October 2, 1969, as amended, Harvey E. Chapman, Jr., Trustee of the Harvey E. Chapman, Jr. Living Trust under Trust Agreement dated July 17, 2006, and Colleen C. Badell, Trustee of the Colleen C. Badell Living Trust under Trust Agreement dated July 17, 2006, as tenants in common (“Landlord”) for our corporate headquarters (the “Lease”).

The premises leased occupy approximately Eighty-Four Thousand One Hundred Forty-Eight (84,148) rentable square feet of office building space, consisting of three office floors, located at 20 Davis Drive in Belmont, California. The Lease gives us the right to fully occupy the premises commencing on February 1, 2015 (or later as specified in the Lease), and has an initial term of seventy-eight (78) months, terminating on July 31, 2021. We have the right to extend the initial term for one additional five-year period under certain circumstances. We will also be entitled to an allowance of One Million Four Hundred Eighty-Six Thousand Two Hundred Eighty-Five Dollars ($1,486,285) from the Landlord for certain tenant improvements to the premises. With the exception of transfers to affiliates, RingCentral is permitted to sublease or assign the Lease only with the consent of the Landlord and upon Landlord’s receipt of 50% of any “profit” from the same. In the event of a sale of 100% of the Landlord’s (and certain of Landlord’s beneficiaries’) ownership interest in the premises, RingCentral has the right of first offer to purchase the property.

The monthly Base Rent under the Lease will be as follows:

Period During Lease Term	Monthly Installment of Base Rent
Months 1 – 3	$0 (Base Rent, excluding Operating Expenses and Property Taxes, are abated on all three floors)
Months 4 – 11	$134,122.50 (with Base Rent abated on floors 2 and 3)
Month 12	$138,414.42 (with Base Rent abated on floor 3)
Months 13 – 23	$229,911.42
Months 24 – 35	$236,948.25
Months 36 – 47	$243,985.08
Months 48 – 59	$251,326.90
Months 60-71	$258,668.72
Months 72-78	$266,547.03

The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to RingCentral’s Quarterly Report on Form 10-Q for the period ending September 30, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINGCENTRAL, INC.

October 1, 2014	By:	/s/ Clyde Hosein
		Name:	Clyde Hosein
		Title:	Executive Vice President and Chief Financial Officer

3